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                                 EXHIBIT 10(K)

                           FINANCIAL SUPPORT AGREEMENT


         THIS FINANCIAL SUPPORT AGREEMENT is entered into as of the 25th day of February, 1999, between CONTINENTAL ASSURANCE COMPANY, a stock insurance company incorporated under the laws of Illinois ("CAC") and VALLEY FORGE LIFE INSURANCE COMPANY, a stock insurance company incorporated under the laws of Pennsylvania ("VFL")

         1. Status of VFL. All of the capital stock of VFL is currently owned by CAC. During the term of this Agreement, CAC agrees that it will not transfer more than 49% of the issued and outstanding voting stock of VFL or any of the business of VFL to an entity with a financial strength rating from Moodys Investors Services (a "Financial Strength Rating") that is lower than the Financial Strength Rating of CAC.

         2. Capital and Surplus. CAC agrees that during the term of this Agreement VFL shall have not less than the amount of capital and surplus necessary to maintain the capital and surplus of VFL at a level of not less than 150% of the Company Action level under the Risk Based Capitalization Model as in effect in the Commonwealth of Pennsylvania for domiciliary life insurance companies.

         3. Liquidity. CAC agrees that it will cause VFL to be sufficiently funded at all times to meet VFL's contractual obligations on a timely basis, including but not limited to obligations to pay policy benefits and to provide policyholder services.

         4. Term of Agreement. CAC retains the absolute right to terminate this Agreement upon not less than thirty days' prior written notice, provided, however, that CAC agrees that it will not terminate this Agreement until one of the following events occurs:

         (a) The earlier of the tenth anniversary hereof or VFL's attainment of capital and surplus of not less than $250,000,000 as of the end of a fiscal year;

         (b) VFL attains a Financial Strength Rating without giving weight to the support of this Agreement that is the same or better than its Financial Strength Rating with such support;

         (c) There is a change of control of VFL to the extent that VFL is no longer a subsidiary, direct or indirect, of CNA Financial Corporation provided that control of VFL will not be transferred to an entity with a Financial Strength Rating that is less than the Financial Strength Rating of CAC or VFL; or

         (d) Substantially all of VFL's business is transferred to an entity with a Financial Strength Rating at least equal to the Financial Strength Rating of CAC, or to VFL's current Financial Strength Rating as supported by this Agreement, whichever is lower.

         5. Not a Guarantee. This Agreement is not, and nothing herein contained and nothing done pursuant hereto by either party shall constitute or be construed or deemed to constitute an evidence of indebtedness or an obligation or liability of guarantor, endorser, surety or otherwise in respect of any obligation, indebtedness or liability, of any kind whatsoever, of VFL and this Agreement does not provide, and is not intended to be construed or deemed to provide, any creditor of VFL with recourse to or against any of the assets of CAC.


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         6. Applicable Laws. This Agreement shall be governed by the laws of the
State of Illinois applicable to agreements made and entered into therein without regard to principles of conflicts of laws.

         7. Publicity. No party hereto may, directly or indirectly, disclose this Agreement or the terms hereof other than to any regulatory agency or rating agency, except with the permission of the other party hereto and then only as permitted by law. Each party disclosing this Agreement agrees to take commercially reasonable efforts to require that any recipient of this Agreement shall be bound to maintain the confidentiality of this Agreement.

         8. Modifications. This Agreement may be modified only by an agreement in writing signed by each party hereto.

         9. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to capital support (except such support as exists under any reinsurance, pooling or expense sharing or other similar agreements) of one another, and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written of the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first written above.

CONTINENTAL ASSURANCE COMPANY


By:     Peter E. Jokiel
   -----------------------------
Name:   Peter E. Jokiel
Title:  Senior Vice President
        May 10, 1999

VALLEY FORGE LIFE INSURANCE COMPANY


By:     W. James MacGinnitie
   -----------------------------
Name:   W. James MacGinnitie
Title:  Senior Vice President,
        Chief Financial Officer
        May 10, 1999


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